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                                                                    Exhibit 23.2



                       CONSENT OF COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference in this Registration Statement of Eltrax Systems Inc. on Form S-8 of our report dated March 28, 1997, on our audits of the consolidated financial statements of Eltrax Systems Inc. as of December 31, 1996 and March 31, 1996 and for the nine month transition period ended December 31, 1996, and for the year ended March 31, 1996 which report is incorporated by reference in Eltrax Systems Inc. Annual Report on Form 10-KSB for the nine month transition period ended December 31, 1996. We also consent to the references to our firm as "Experts".





                                                    /s/ COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota

April 25, 1997